                         FACE OF FIXED RATE MEDIUM-TERM NOTE

     [The following legend is for inclusion only in Book-Entry Securities for which The Depository Trust Company serves as Depositary -- Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

     [The following legend is for inclusion only in Book-Entry Securities -- UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]


                           SOUTHERN CALIFORNIA GAS COMPANY
                                   MEDIUM-TERM NOTE
                                     (FIXED RATE)


 REGISTERED                  CUSIP NO.:                  PRINCIPAL AMOUNT:
 No. FXR                                                 $

 ORIGINAL ISSUE DATE:        INTEREST RATE:          %   STATED MATURITY DATE:



 INTEREST PAYMENT DATES:                                 REGULAR RECORD DATES
 [ ] March 1 and                                         (If other than
      September 1                                        February 15 and
 [ ] Other:                                              August 15):

 INITIAL REDEMPTION DATE:    INITIAL REDEMPTION          ANNUAL REDEMPTION
                             PERCENTAGE:             %   PERCENTAGE REDUCTION:
                                                                              %

 OPTIONAL REPAYMENT                                      [ ] CHECK IF DISCOUNT
 DATE(S):                                                NOTE
                                                         Issue Price:         %

 ADDENDUM ATTACHED:          AUTHORIZED DENOMINATION
 [ ] Yes                     (if other than $1,000 and
 [ ] No                      integral multiples
                             thereof):

 OTHER/ADDITIONAL
 PROVISIONS:

     SOUTHERN CALIFORNIA GAS COMPANY, a California corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to),
for value received, hereby promises to pay to                    , or registered
assigns, the principal sum of

                                                                        DOLLARS
on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above until the principal hereof is paid or duly made available for payment.

     The Company will pay interest in arrears on each of the Interest Payment Dates specified above in each year, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date and any earlier Redemption Date (as defined on the reverse hereof) or Optional Repayment Date specified above with respect to which such redemption or repayment option has been exercised, and on any other date on which any principal of this Note shall become due and payable (such Stated Maturity Date, each such Redemption Date and Optional Repayment Date with respect to which such redemption or repayment option has been exercised, and each such other date on which principal or an installment of principal of this Note is due and payable by declaration of acceleration or otherwise pursuant to the Indenture referred to on the reverse hereof, being hereinafter referred to as a "Maturity" with respect to the principal payable on such date); PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date to the Holder of this Note at the close of business on such next succeeding Regular Record Date.

     Unless otherwise specified on the face hereof or in an Addendum hereto, interest payable on this Note on any Interest Payment Date or Maturity shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified on the face hereof if no interest has been paid or duly provided for with respect to this Note), to but excluding the relevant Interest Payment Date or Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the February 15 or August 15 immediately preceding such Interest Payment Date, unless otherwise specified on the face hereof or in an Addendum hereto (a "Regular Record Date"); PROVIDED, HOWEVER, that interest payable at any Maturity will be payable to the

Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date (other than at Maturity) will forthwith cease to be payable to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or be paid in any lawful manner, all on the terms and subject to the conditions set forth in the Indenture. If any Interest Payment Date or Maturity of this Note falls on a day which is not a Business Day (as defined below), the payment of the principal of and premium, if any, and interest on this Note due on such Interest Payment Date or Maturity will be paid on the next succeeding Business Day with the same force and effect as if paid on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Maturity.

     Payments of principal of and premium, if any, and interest on this Note shall be made in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York and at such additional places as the Company may designate from time to time; PROVIDED, HOWEVER, that payments of interest on this Note, other than interest payable at Maturity, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Definitive Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest due on such Definitive Notes on any Interest Payment Date (other than at Maturity) by wire transfer of immediately available funds to an account maintained by such Holder with a depository institution located in the United States (provided such depository institution shall have appropriate facilities therefor) if appropriate wire transfer instructions have been received in writing by the Trustee on or before the Regular Record Date immediately preceding such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked in writing by such Holder. As used herein, a "Definitive Note" means a Note which is not a Book-Entry Security (as defined in the Indenture).

     The principal of and premium, if any, and interest on this Note due at any Maturity will be paid in immediately available funds against presentation and surrender of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and at such additional places as the Company may designate from time to time

(with interest due at Maturity being paid to the Person to whom principal is paid), and will be paid by wire transfer of immediately available funds to an account maintained by the Holder with a depository institution located in the United States if the Trustee shall have received appropriate wire transfer instructions not later than the close of business at least two Business Days prior to the related Maturity.

     As used herein, a "Business Day" means any day that is not a Saturday or Sunday and that, in New York, New York, is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. References herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

     Anything herein to the contrary notwithstanding, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

     Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal (or a facsimile thereof) to be imprinted hereon.





[SEAL]
                                        SOUTHERN CALIFORNIA GAS COMPANY



                                        By:
                                            -----------------------------------
                                                     Dennis V. Arriola
                                               Vice President and Treasurer



                                        By:
                                            -----------------------------------
                                                       Thomas Sanger
                                                         Secretary

Dated:
       ------------------------------

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION:
This is one of the Securities
of the series designated
herein referred to in the
within-mentioned Indenture.

CITIBANK, N.A.,
  as Trustee


By:
    ---------------------------------
      Authorized Signatory

                                  REVERSE OF NOTE

                          SOUTHERN CALIFORNIA GAS COMPANY
                                  MEDIUM-TERM NOTE
                                    (FIXED RATE)


     This Note is one of a duly authorized series of Securities of the Company issued and to be issued under an Indenture dated as of May 1, 1989, as amended and supplemented by a First Supplemental Indenture dated as of October 1, 1992 (such Indenture, as amended and supplemented by such First Supplemental Indenture, is hereinafter referred to as the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes" and herein referred to as the "Notes."

     This Note is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof or in such other Authorized Denomination and integral multiples thereof as may be specified on the face hereof.

     Unless otherwise specified in an Addendum hereto or on the face hereof under "Other/Additional Provisions," this Note will not be subject to any sinking fund. Unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, this Note will not be redeemable or repayable prior to its Stated Maturity Date.

     This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of $1,000 in principal amount or any integral multiple of $1,000 in principal amount (or, if another Authorized Denomination is set forth on the face hereof, in increments equal in principal amount to such Authorized Denomination or any integral multiple thereof) (provided that any remaining principal amount hereof shall be at least $1,000 or, if another Authorized Denomination is set forth on the face hereof, the minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. The "Redemption

Price" shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or from time to time in part in increments of $1,000 in principal amount or any integral multiple of $1,000 in principal amount (or, if another Authorized Denomination is set forth on the face hereof, in increments equal in principal amount to such Authorized Denomination or any integral multiple thereof) (provided that any remaining principal amount hereof shall be at least $1,000 or, if another Authorized Denomination is set forth on the face hereof, the minimum Authorized Denomination), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its office maintained for such purpose in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof. If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any such repayment.

     If this Note is specified on the face hereof to be a Discount Note, then this Note shall constitute an Original Issue Discount Security within the meaning of the Indenture and the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

     For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial Interest Rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     Interest payments on this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months unless otherwise indicated on the face hereof or in an Addendum hereto.

     Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other terms hereof or matters relating hereto may be modified as specified in an Addendum hereto or on the face hereof under "Other/Additional Provisions."

     If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions, which provisions apply to the Notes, for
(i) the defeasance of the indebtedness evidenced by the Notes and (ii) the satisfaction and discharge of the Indenture, in each case upon compliance with certain conditions, and subject to certain exceptions, set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of Authorized Denominations and for the same aggregate principal amount and having the identical terms and provisions, will be issued to the designated transferee or transferees.

     As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having identical terms and provisions, in Authorized Denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may, subject to certain exceptions specified in the Indenture, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on this Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust, and the Holder of this Note shall thereafter look only to the Company for payment thereof, all as provided in the Indenture.

     If any principal of or premium, if any, or interest on this Note is not paid when due, then such unpaid principal, premium or interest, as the case may be, shall, to the extent permitted by law, bear interest until paid at the interest rate per annum borne by this Note.

     The Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     All capitalized terms used in this Note and not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms on _____________________ at a price equal to the principal amount of this Note to be repaid, together with interest accrued on the principal amount to be repaid to the repayment date, by payment to the undersigned, at __________________________________________________________________________
       (Please print or type the name and address of the undersigned)
_____________________________________________________________________________

     For this Note to be repaid, the Trustee must receive at Citibank, N.A., 111 Wall Street, 5th Floor, Corporate Trust Services, Attention: Issuance and Transfer, New York, New York 10043, or at such other address of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000 (or other Authorized Denomination, if any, specified on the face hereof) in principal amount) which the Holder elects to have repaid (in the absence of any such specification, the entire principal amount hereof will be repaid) and specify the denomination or denominations (which shall be $1,000 (or other minimum Authorized Denomination, if any, specified on the face hereof) or any multiple thereof) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


 $_______________                      ______________________________
 (Specify portion to be                NOTICE:  The signature(s) on this Option
 repaid, if less than the              to Elect Repayment must correspond with
 entire principal amount of            the name(s) as written upon the face of
 this Note)                            this Note in every particular without
                                       alteration or enlargement or any change
                                       whatsoever.


 $_______________                      Date: _________________
 (Specify denomination or
 denominations of Note or
 Notes to be issued for the
 portion, if any, of this
 Note not being repaid)

                                    ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM--as tenants in common

          UNIF TSFR (GIFT) MIN ACT-- ______ Custodian _______ --
                                     (Cust)           (Minor)


                     Under Uniform Transfer (Gifts) to Minors Act

                          _________________________________
                                       (State)

          TEN ENT-- as tenants by the entirety
          JT TEN-- as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                      ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
     Identifying Number of Assignee:



--------------------------------------------------------------------------------
                    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                          INCLUDING ZIP CODE OF ASSIGNEE:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________________________________
___________________________________________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.




 Dated: ___________________      ____________________________________________
                                 NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.